EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Sinewire Networks, Inc.
Vancouver BC, Canada

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on to Form SB-2 of our report dated March 19, 2002, relating to the financial statements of Sinewire Networks, Inc., which is contained in the Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Malong & Bailey, PLLC

Malone & Bailey, PLLC

Houston, Texas
August 7, 2002